Exhibit 99.1

RumbleOn, Inc. Announces Financial Results
for the Third Quarter 2017

CHARLOTTE, N.C., Nov. 9, 2017 (GLOBE NEWSWIRE) – RumbleOn, Inc. (NASDAQ: RMBL), a disruptive e-commerce platform facilitating the ability of both consumers and dealers to buy, sell, trade, and finance pre-owned motorcycle and other power sport and recreation vehicles in one online location, today announced financial results for the three and nine-month periods ended September 30, 2017.

Marshall Chesrown, RumbleOn’s President and Chief Executive Officer, stated, “We are excited to have achieved a number of milestones during the third quarter of 2017, all of which enabled us to continue enhancing the visibility of RumbleOn and expand our business. As we look ahead, we are focused on continuing to differentiate ourselves in the highly fragmented resale market. We believe that our focus on the customer, innovative technology, unmatched service, first mover advantage, and strong leadership team position us well to continue taking share in the marketplace to drive the business forward and create long-term shareholder value.”

Financial Summary

There were no sales of vehicles during the three and nine-month periods ended September 30, 2016. As a result, comparative financial results for the three and nine-month periods ended September 30, 2016 have been omitted.

Three-month period ended September 30, 2017
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Revenue totaled $3.7 million, driven by the sale of 313 units;
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Total average gross profit per unit was $760;
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Total operating loss was $2.2 million;
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Net loss was $2.3 million; and
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Net loss per share was $0.23, based on 10 million shares of common stock outstanding.

Nine-month period ended September 30, 2017
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Revenue totaled $3.9 million, driven by the sale of 323 units;
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Total average gross profit per unit was $736;
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Total operating loss was $4.8 million;
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Net loss was $5.1 million; and
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Net loss per share was $0.56, based on 10 million shares of common stock outstanding.

Recent Developments
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On October 19, 2017, the Company uplisted its Class B common stock to The Nasdaq Capital Market.
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On October 23, 2017, the Company completed an underwritten offering of 2,910,000 shares of Class B common stock for net proceeds to the Company of approximately $14.5 million.
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On November 2, 2017, the Company entered into a floor plan line of credit for $2 million through its wholly-owned subsidiary, RMBL Missouri, LLC.
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The Company has driven over 500,000 unique users to its site.

Conference Call Details

RumbleOn will host a conference call today, November 9, 2017, at 8:30 am Eastern Time to discuss financial results. Investors and analysts can participate in the conference call by dialing (888) 394-8218 or (323) 701-0225 and using conference ID #3695668. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.RumbleOn.com/.  A telephone replay will be available beginning at approximately 12 p.m. Eastern Time on November 9, 2017, until 11:59 p.m. ET on November 23, 2017.  The telephone replay is available by calling (844) 512-2921.  The access code is 3695668.

About RumbleOn

RumbleOn operates a capital light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned motorcycle and other power sport and recreation vehicles in one online location. RumbleOn’s goal is to transform the way motorcycles and other power sport and recreation vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience.  RumbleOn’s initial focus is the market for 601cc and larger on-road motorcycles.  Serving both consumers and dealers, through its online platform, RumbleOn makes cash offers for the purchase of their vehicles and intends to provide them the flexibility to trade, list, or auction their vehicle through RumbleOn’s website and mobile applications. In addition, RumbleOn offers a large inventory of used vehicles for sale along with third-party financing and associated products.  For additional information, please visit RumbleOn’s website at www.RumbleOn.com.  Also visit the Company on Facebook, LinkedIn, Twitter, Instagram, YouTube and Pinterest.

Forward-Looking Statements

This press release, the conference call and webcast contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release.  Such factors include the “Risk Factors” set forth in the Company’s most recent SEC filings.  All forward-looking statements are based on information available to the Company on the date of this press release, the conference call and webcast and the Company assumes no obligation to update such statements, except as required by law.

Contact:
Megan Crudele (Investors)
ICR
RumbleOn@icrinc.com
646-277-1200

Source: RumbleOn, Inc.

RUMBLEON, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three-months ended September 30,		Nine-months ended September 30,
	2017	2016	2017	2016
Revenue:
Used vehicle sales:
Consumer	$1,626,864	$-	$1,626,864	$-
Dealer	1,745,948	-	1,745,948	-
Auction	171,560	-	253,500	-
Other sales and revenue	134,573	-	134,573	-
Subscription and other fees	27,197	-	100,668	-
Total Revenue	3,706,142	-	3,861,553	-

Cost of Revenue	3,478,124	-	3,627,455	-
Selling, general and administrative	2,326,043	36,706	4,690,216	58,135
Depreciation and amortization	129,277	475	302,697	1,425
Total expenses	5,933,444	37,181	8,620,368	59,560

Operating loss	(2,227,302)	(37,181)	(4,758,815)	(59,560)

Interest expense	90,201	2,878	373,808	7,431

Net loss before provision for income taxes	(2,317,503)	(40,059)	(5,132,623)	(66,991)

Benefit for income taxes	-	-	-	-

Net loss	$(2,317,503)	$(40,059)	$(5,132,623)	$(66,991)

Weighted average number of common shares outstanding – basic and fully diluted	10,018,541	5,500,000	9,105,429	5,500,000

Net loss per share – basic and fully diluted	$(0.23)	$(0.01)	$(0.56)	$(0.01)

RUMBLEON, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	Balance at
	September 30, 2017	December 31, 2016
Current assets:
Cash	$656,220	$1,350,580
Accounts Receivable	320,575	-
Vehicle Inventory	1,244,658	-
Prepaid expense	123,513	1,667
Other	174,419	-
Total current assets	2,519,385	1,352,247

Property and Equipment - Net of Accumulated Depreciation	2,166,326	-
Goodwill	3,240,000	-
Intangible Assets, net	121,765	45,515

Total assets	$8,047,476	$1,397,762

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,902,543	$219,101
Accrued interest payable	17,998	-
Current portion of long term debt	1,510,274	-
Other current liabilities	-	-
Total current liabilities	3,430,815	219,101

Long term liabilities:
Notes payable	1,414,937	1,282
Accrued interest payable - related party	21,736	5,508
Deferred tax liability	-	78,430
Total long-term liabilities	1,436,673	85,220

Total liabilities	4,867,488	304,321

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2017 and December 31, 2016	-	-
Common A stock, $0.001 par value, 1,000,000 shares authorized, 1,000,000 shares issued and outstanding as of September 30, 2017 and none outstanding at December 31, 2016	1,000	-
Common B stock, $0.001 par value, 99,000,000 shares authorized, 9,018,541 and 6,400,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	9,019	6,400
Additional paid in capital	8,749,566	1,534,015
Subscriptions receivable	(1,000)	(1,000)
Accumulated deficit	(5,578,597)	(445,974)
Total stockholders' equity	3,179,988	1,093,441

Total liabilities and stockholders' equity	$8,047,476	$1,397,762

RUMBLEON, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine-months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,132,623)	$(66,991)
Adjustments to reconcile net income
to net cash used in operating activities:
Depreciation and amortization	302,697	1,425
Amortization of debt discount	91,877	-
Interest expense on conversion of debt	196,076	-
Share based compensation expense	287,550	-
Changes in operating assets and liabilities:
Increase in prepaid expenses	(121,846)	(4,167)
Increase in inventory	(1,244,658)
Increase in accounts receivable	(320,575)	-
Increase in other current assets	(174,419)	-
Increase in accounts payable and accrued liabilities	1,683,442	18,095
Increase in accrued interest payable - related party	43,351	(10,478)

Net cash used in operating activities	(4,389,128)	(62,116)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisitions	(750,000)	-
Technology development	(435,097)	-
Purchase of property and equipment	(600,175)	-

Net cash used in investing activities	(1,785,272)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable	2,167,000	214,358
Repayments for note payable - related party	-	(158,000)
Proceeds from sale of common stock	3,313,040	7,000

Net cash provided by financing activities	5,480,040	63,358

NET CHANGE IN CASH	(694,360)	1,242

CASH AT BEGINNING OF PERIOD	1,350,580	3,713

CASH AT END OF PERIOD	$656,220	$4,955